UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2009
MAGNUM HUNTER RESOURCES CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-32997	86-0879278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
777 Post Oak Boulevard, Suite 910
Houston, Texas 77056
(Address of principal executive offices)
(832) 369-6986
(Registrant’s telephone number, including area code)
Petro Resources Corporation
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Effective July 14, 2009, the Registrant changed its name from Petro Resources Corporation to Magnum Hunter Resources Corporation. The name change was effected pursuant to Section 253 of the General Corporation Law of the State of Delaware by the merger of a wholly owned subsidiary of the Registrant into the Registrant (the “Name Change Merger”). The Registrant was the surviving corporation and, in connection with the Name Change Merger, the Registrant amended its Certificate of Incorporation to change the Registrant’s name to Magnum Hunter Resources Corporation pursuant to a Certificate of Ownership and Merger filed on July 13, 2009 with the Secretary of State of the State of Delaware, effective as of July 14, 2009. A copy of the Certificate of Ownership and Merger is attached hereto as Exhibit 3.1.
     The Registrant’s common stock will continue to trade on NYSE Amex under the new symbol “MHR” and has been assigned the new CUSIP number 55973B 102.
Item 9.01. Financial Statements and Other Exhibits
     (c) Exhibits

Exhibit No.	Description

3.1	Certificate of Ownership and Merger of Magnum Hunter Resources Corporation into Petro Resources Corporation, effective July 14, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION
By:	/s/ Ronald D. Ormand
Ronald D. Ormand
Chief Financial Officer

Dated: July 14, 2009

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Ownership and Merger of Magnum Hunter Resources Corporation into Petro Resources Corporation, effective July 14, 2009.